U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDED FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEUTRON ENTERPRISES, INC.

(Name of small business issuer in its charter)

Nevada

(State or jurisdiction of incorporation or organization)

3560

(Primary Standard Industrial Classification Code)

98-0338100

(I.R.S. Employer Identification No.)

#101 - 2415 Columbia Street

Vancouver B.C.

Canada, V5Y 3E7

(604) 707-0520

(Address and telephone number of principal executive offices)

The Corporation Trust Company of Nevada

6100 Neil Road, Suite 500

Reno, NV 89511

(775) 687-5203

(Name, address and telephone numbers of agent for service)

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

NEUTRON ENTERPRISES, INC.

Neutron is offering up to a total 2,250,000 Shares of its .001 Par Value Common Stock, at $.01 per share. Minimum amount to be raised by this offering is $5,625, with a maximum of $22,500.00. Neutron has no arrangements to place any funds received into escrow. Nevada law does not require that any funds raised pursuant to the sale of securities be placed into an escrow account. This is a direct participation offering, and Neutron does not intend to use a broker-dealer to sell its stock. Failure to use the services of a broker-dealer or underwriter may adversely affect the ability to sell all of the stock offered, and may have a negative impact on the development of Neutron's website. Neutron Enterprises, Inc. ("Neutron") is a development stage company, and even if all of the proceeds are raised through this offering, Neutron will not have enough money to develop its web page, and the continuation of its business will be in jeopardy.

Prior to this registration, there has been no public market for the shares of Common Stock. It is unlikely that an active public trading market can be established or sustained in the foreseeable future (See RISK FACTORS on page 5).

These securities have not been approved or disapproved by The Securities And Exchange Commission or any state securities commission nor has the Securities And Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in the securities offered hereby involves a high degree of risk and immediate substantial dilution of the book value of the common stock and should be considered only by persons who can afford the loss of their entire investment.  See dilution and risk factors page 5.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

The Penny Stock Reform Act (Securities Exchange Act Section 3(a)(51A)) defines a penny stock as an equity security that is not registered on a national stock exchange or authorized for quotation on NASDAQ, and that sells for under $5.00 per share. Neutron's stock will be considered a penny stock under said Act. Since Neutron's stock will be considered a penny stock, a broker-dealer is required to provide a risk disclosure statement to a customer prior to recommending the sale of its stock. This could severely limit the ability to create a market for shares of Neutron's stock.  Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

CALCULATION OF REGISTRATION FEE

<table>

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common	2,250,000	$.01[1]	$22,500	$5.62

</table>

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

TABLE OF CONTENTS

<table>
Item No.	Item in Form SB-2 Prospectus Caption	Page No.
1	Front of Registration Statement and Outside Front Cover Page of Prospectus	1
2	Inside Front and Outside Back Cover Pages of Prospectus	2
3	Summary Information and Risk Factors	5
4	Use of Proceeds	9
5	Determination of Offering Price	10
6	Dilution	10
7	Selling Security Holders	10
8	Plan of Distribution	10
9	Legal Proceedings	11
10	Directors, Executive Officers, Promoters and Control Persons	11
11	Security Ownership of Certain Beneficial Owners and Management	11
12	Description of Securities	11
13	Interest of Named Experts and Counsel	12
14	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	12
15	Organization within Last Five Years	12
16	Description of Business	13
17	Management's Discussion and Analysis or Plan of Operation	15
18	Description of Property	17
19	Certain Relationships and Related Transactions	17
20	Market for Common Equity and Related Stockholder Matters	17
21	Executive Compensation	18
22	Financial Statements	18
23	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	39
24	Indemnification of Directors and Officers	39
25	Other Expenses of Issuance and Distribution	39
26	Recent Sales of Unregistered Securities	39
27	Exhibits	40
28	Undertakings	40
	Signatures	41

<table>

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Item 3. Summary Information and Risk Factors.

Prospectus Summary.

The offering will terminate upon the sale of all shares offered, or on October 31, 2001, whichever occurs first. If the minimum amount required to be raised through the sale of stock is not raised by October 31, 2001, all funds invested will be returned no later than November 15, 2001. Neutron intends to operate an Internet based heavy equipment sales business specializing in pre-owned or used transportation and heavy construction equipment. The Neutron website will operate as an "exchange," where buyers will be able to purchase heavy equipment offered for sale by sellers from around the world. In addition to providing a listing service for selling heavy equipment, the Neutron website will also offer a variety of other services that may attract both buyers and sellers involved with heavy equipment, including financing, third party appraisals independent valuations, shipping and transportation, insurance, escrow services, and rigging and set-up services. The following summary is qualified in its entirety by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. This document contains no proxy statement.

Organization

Neutron Enterprises, Inc. ("Neutron") was incorporated on December 28, 2000, in the state of Nevada. Neutron has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, Neutron has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations.

Neutron is a developmental stage company that intends to operate an Internet based heavy equipment sales business specializing in pre-owned or used transportation and heavy construction equipment. The Neutron website will operate as an "exchange," where buyers will be able to purchase heavy equipment offered for sale by sellers from around the world. The address for the Neutron website is www.bigticketitemsonline.com.

In addition to providing a listing service for selling heavy equipment, the Neutron website will also offer a variety of other services that may attract both buyers and sellers involved with heavy equipment. Those services will include: financing, third party appraisals providing independent valuations of items being sold and purchased, shipping and transportation to move the equipment from the seller to the purchaser, insurance covering the equipment while in transit, as well as after the equipment is delivered and placed in service, escrow services to ensure that the proceeds of the sale are disbursed according to the terms of each sale, and rigging and set-up services to help put the new equipment into service, once the purchaser takes possession. Third party suppliers will need to provide all of the services available on the Neutron website. However, there are no agreements with third party suppliers to provide any of these services and Neutron has not yet contacted anyone regarding future relationships.

Neutron's revenues will come from commissions it will charge on each heavy equipment sale, as well as from sales of the various services provided on the Neutron website. Commissions will vary from 5 to 20 percent, depending on the type and dollar amount of each sale. Commission on a piece of heavy equipment sold for $5,000 or less will be 20%. As the value of the equipment increases, the commission rate decreases. Items sold for $500,000 or more will carry a sales commission of 5%. In the case of sales by third party service providers, Neutron plans to receive commissions or finder's fees for facilitating the third party transaction. The actual amount or rate of the fees will follow industry standards and range from between 5 and 20 percent. A final rate structure for service fees or commission will be determined after consultation and negotiations with service providers during the second half of this year.

All of the services that Neutron plans on providing are currently available from numerous independent contractors and other sources. Making these services available to clients will simply be a matter of listing them on the website. To date, Neutron has not entered into any contracts with service providers, nor has it contacted anyone regarding future relationships. Selecting service providers will be a matter of picking the most appropriate supplier at the time the services are required. Those most significant factors determining the selection of suitable service providers will be geographic location and availability.

It is doubtful that Neutron and www.bigticketitemsonline.com will be able to continue as a going concern unless it is able to raise additional funding. Neutron does not currently have the approximately $100,000 that will be needed to develop the website, nor does it have a source to supply the necessary funding. At this time, Neutron believes it will need approximately six (6) months to raise capital for completion of the development of its business. Because management believes it can maximize its flexibility by making a private placement of stock to raise working capital, it is not offering stock for all future operations in this offering. For instance, management believes that future investors will be interested in purchasing stock if they believe that there is not an excessive amount of stock available for public trading.

Neutron anticipates that it will operate in a deficit position and continue to sustain net losses for the foreseeable future. As at June 30, 2001, Neutron's accumulated deficit was $16,966.00.

Mr. Warman is Neutron's sole officer and director, and there are no employees. Neutron does not expect to hire staff during the next twelve months.

There is currently no market for Neutron stock.

Risk Factors

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT IN NEUTRON. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.

Lack of Operational Experience: Neutron is a start-up company in its pre-operational development stage. Neither Neutron nor its management has any experience operating businesses in this industry or operating businesses on the Internet. It is possible that this lack of relevant operational experience could prevent Neutron from becoming a profitable business.

As at June 30, 2001, Neutron has sustained operating losses of $16,966 mainly due to legal and professional fees. The accumulated deficit as at June 30, 2001 is also $16,966.

Failure to Complete Website: The Neutron website is not yet operational. The completion of the website is entirely dependent on additional equity financing.  Without the website there is no business. Without the website there is no business. If Neutron fails to complete the website, the business will fail.

Inability to Attract Sellers and Buyers to our Website: In the past several years, many Internet based businesses have failed because of their inability to attract buyers to their websites, or the inability to attract advertisers to pay for the costs of operating a website. In order for its business to be successful, Neutron must attract both buyers and sellers. Neutron will be faced with the same challenges as previous Internet sales companies, and may find it very difficult to attract the level of activity it needs to make the business successful.

Inability to Compete Against Strong, Well-Established Competition: Neutron will be competing in an already established marketplace with businesses that have been in the industry for many years. The chief competitive factors will be quality of service, availability of product, transportation and distribution capabilities, and price. Neutron will find it very difficult to compete with strong, well-established competitors.

Additionally, Neutron will be competing with a variety of domestic and international firms. Those firms have substantially greater financial, product, distribution, transportation and marketing resources than Neutron. These established competitors will have also achieved a high level of brand recognition. Many of these competitors have introduced similar services to those contemplated by Neutron, and will be competing directly with Neutron. Such increased competition may result in price reductions, reduced profit margins and an inability for Neutron to gain market share. All of these factors will have a material adverse effect on Neutron's financial condition and results of operations.

Neutron is currently not competing in these markets because its website is not yet operational.

Failure to Secure Additional Financing: Neutron will require additional financing in order to establish profitable operations. Such financing may not be forthcoming, and even if additional financing is available, it may not be available on terms favorable to Neutron. Neutron expects that it will be required to obtain at least $243,000 in additional financing over the next twelve (12) months. While such financing may involve debt, Neutron will sell additional stock in one or more private placements.

Failure to Attract Experienced Management: Neutron is entirely dependent upon the efforts and abilities of Nanuk Warman, the sole member of the board and the sole officer acting as president, secretary, and treasurer. Additionally, there are no employees and Neutron does not expect to hire any employees in the next twelve months. It is doubtful that Neutron can be successful if Mr. Warman is unable to attract other experienced management.

Liability Due to Breaches in Security and Privacy: Neutron could be subject to litigation and liability if third parties were able to penetrate the Company's computer network security or otherwise misappropriate customer information contained on Neutron's databases. Neutron could also be subject to claims for misuse of personal information, in the event that personal client information was used for unauthorized marketing purposes, whether by Neutron or by third parties.

No Expectations to Pay Cash Dividends in the Near Future: The holders of Neutron common stock are entitled to receive dividends when, and if declared by the Board of Directors. Neutron does not intend to pay cash dividends in the foreseeable future, but instead intends to retain any and all earnings to finance the growth of the business. To date, Neutron has not paid cash dividends on the common stock.

Lack of Public Trading Market and Difficulty in Trading Stock; Non-Liquidity of Securities: There is presently no public trading market for Neutron common stock, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future. Neutron intends to have its common stock quoted on the OTC Electronic Bulletin Board as soon as practicable, however there can be no assurance that the Company's shares will be quoted on the OTC Bulletin Board. Until there is an established trading market, holders of Neutron common stock will find it difficult to sell or to obtain accurate quotations for the price of the common stock. : Neutron does not currently meet the requirements to have shares listed on the American Stock Exchange ("AMEX") or the NASDAQ Stock Market; therefore, any market for securities that does develop will be highly illiquid. It is unlikely that Neutron stock will achieve sufficient distribution or that it will be able to obtain the number of market-makers necessary to obtain a listing on the NASDAQ Stock Market in the foreseeable future.

Rules Governing Low-Priced Stocks that May Effect Ability to Resell Shares: Neutron's Common Stock is currently considered a "penny stock" under federal securities laws since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend Neuron's shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in or trade Neutron's shares. In turn, this may affect the investor's ability to resell those shares in the public market.

Lack of Escrow: Any funds received from the sale of stock will be placed into Neutron's corporate bank account. Although management intends to internally segregate the funds on its balance sheet, it does not intent to place the funds in a separate escrow account, to save on expenses. Since the funds will not be protected in an escrow account, the use of the funds prior to the minimum amount being raised is possible.

Lack of Interest: Any funds received from the sale of stock will be placed in Neutron's corporate bank account, and will earn no interest or minimal interest. Any interest earned will be retained by Neutron, even if all funds are returned to investors.

If Minimum is not Raised: If the minimum offering amount is not raised, there may be insufficient funds to continue Neutron's business, and the Company may not succeed. If the minimum is not raised, the funds received from any stock sold will be returned. But, see Lack of Escrow and Interest above. If only the minimum amount is raised, Neutron may not have the funds to be able to file its quarterly and annual reports and might cease to be a reporting company. If Neutron ceases to be a reporting company, it would be de-listed from any exchange on which it was traded. If such an event occurs, investors might be unable to trade their stock, and might lose their investment.

No Safeguards with One Member of Management: Since Mr. Warman is the sole officer and director of Neutron, he has effective control over all aspects of the business, with no oversight from other management or an independent board of directors. While it is expected that other management will be added over time, and the number of members of the board of directors will increase, there is no assurances that such will occur or when it might occur.

Item 4. Use of Proceeds.

This offering has a minimum offering amount of $5,625, and maximum of $22,500. If the minimum amount is not raised, Neutron intends to return any sales proceeds to the investor(s). Neutron intends on raising $22,500 from the sale of 2,250,000 shares at $.01 per share. Neutron intends on using these proceeds as follows:

<table>

Expenditure Item	Amount If Minimum Raised	Amount if Maximum Raised
Professional Fees	$4,325	$10,000
Rent	750	750
Communications	550	550
ISP & Hosting Services	--	200
Website Development	--	5,000
Consulting Fees	--	6,000
Total	$5,625	$22,500

</table>

Each section will break down as follows:

Professional fees: These fees relate to legal and accounting costs for filings.

Rent - $250 a month for three months.

Communications: Telephone and long distance charges.

ISP & Hosting Services: Hosting for basic website (splash page).

Website development: This is the cost associated with preliminary development of the website, without any sales content.

Consulting fees: This item refers to the costs of consulting with heavy equipment industry experts and e-commerce specialists. It does not include salaries. Neutron does not intend to hire employees in the next 12 months. Additionally, Nanuk Warman is not accruing and does not plan on accruing any salary for the next 12 months.

There is no assurance that Neutron will raise the full $22,500 anticipated. The following is the break down of how Management intends on using the proceeds if 75% or 50% is raised:

<table>

	75%	50%
Professional Fees	$10,000	$ 9,950
Rent	750	750
Communications	550	550
ISP & Hosting Services	200
Website Development	3,000
Consulting Fees	2,375
Totals	$16,875	$11,250

</table>

If 75% of the maximum amount is raised, Neutron will be able to satisfy their expected operating expenses for the three months following the offering, however, Neutron would have to reduce expenditures allocated to the website development and related consulting fees.

If 50% of the maximum amount is raised, normal operating expenses for the three month period would use all of the necessary capital raised, and thus nothing would be allocated to furthering Neutrons' plan of operations, as detailed in Item 17 of this filing.

If the minimum amount is raised, Neutron will be accruing significant accounts payable relating to professional fees. Neutron might not be able to continue as a reporting company, as it would not be able to file the required quarterly and annual financial statements without paying accounting fees, as required under SEC guidelines.

Item 5. Determination of Offering Price, Dates for Offering, Refunds and Purchase Amounts.

There is no established market for the Registrants stock. The offering price for shares sold pursuant to this offering is set at $.01, which is the price paid by the existing shareholders. The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for Neutron's stock) and the high level of risk considering the lack of operating history of Neutron

The offering will terminate upon the sale of all stock offered, or August 31, 2001, whichever occurs first. If the minimum amount required to be raised through the sale of stock is not raised by October 31, 2001, all funds invested will be returned no later than November 15, 2001.

There is no minimum amount of stock that is required to be purchased by any one (1) investor, except Neutron retains the right to accept only investments that exceed $100.

Item 6. Dilution.

Not applicable.

Item 7. Selling Security Holders.

Not applicable.

Item 8. Plan of Distribution.

There will be no underwriters used, no dealer's commissions, no finders fees, & no passive market making. All the shares will be issued to business associates, friends, and family of current Neutron shareholders and principles of the Company. Mr. Warman, as the sole officer and director, will not register as a broker-dealer in connection with this offering. Mr. Warman will not be deemed to be a broker pursuant to the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934, since he is not subject to statutory disqualification, will not be compensated directly or indirectly from the sale of securities, is not an associated person of a broker or dealer, nor has he been so associated within the previous twelve months, primarily performs substantial duties as President that are not in connection with the sale of securities, and has no nor will not participate in the sale of securities more than once every twelve months.

Item 9. Legal Proceedings.

Neutron is not a party to any pending legal proceedings.

Item 10. Directors, Executive Officers, Promoters and Control Persons.

Nanuk Warman, President, Secretary/Treasurer, Sole Member Board of Directors, age 28. Mr. Warman graduated from the British Columbia Institute of Technology (BCIT), located in Burnaby B.C., in June 1995 with a Diploma of Technology in Financial Management, specializing in Finance. He obtained his Certified Management Accountant (CMA) designation in October 1998 and has been a member in good standing since with the Certified Management Accountants Society of British Columbia.

Mr. Warman's work experience since BCIT has been as follows:

1996-1998: KPMG. Worked as a staff accountant, in their Independent Business and Accounting Services department.

1998 - Present: Self-Employed Consultant. Mr. Warman assists companies in full-cycle accounting, specializing in preparation of financial statements for review and audit by independent accounting firms.

Mr. Warman will be allocating his time to Neutron on a priority basis over his other consulting duties. As of this filing, Mr. Warman has been allocating approximately 15 hours per week to neutron. It is anticipated that upon completion of the private placement financing Mr. Warman will need to allocate 80% of his time to the furtherance of the stated business plan. This will greatly reduce the time spent in his consulting duties. Mr. Warman will not be charging Neutron for his time in the next twelve months.

Item 11. Security Ownership of Certain Beneficial Owners and Management.

The following is a table detailing the current shareholders of Neutron:

<table>

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Nanuk Warman, Director, President, Secretary/Treasurer 2415 Columbia Street Vancouver B.C. Canada, V5Y 3E7	100,000	100%

</table>

Item 12. Description of Securities.

COMMON STOCK

Neutron's Articles of Incorporation authorize the issuance of 100,000,000 shares of Common Stock of $.001 par value. Each record holder of Common Stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the Articles of Incorporation.

Holders of outstanding shares of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of Common Stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of Common Stock are, and all unissued shares when offered and sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of Neutron's Common Stock are issued, the relative interest of then existing stockholders may be diluted.

SHAREHOLDERS

Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

Item 13. Interest of Named Experts and Counsel.

No expert or counsel who was hired on a contingent basis will receive a direct or indirect interest in Neutron or was a promoter, underwriter, voting trustee, director, officer, or employee, of Neutron.

Item 14. Disclosure of Commission Position on Indemnification for Securities Liabilities.

According to Section 5 of Neutron's Bylaws, the Company is obligated to indemnify its directors, officers, agents and employees to the fullest extent authorized under Nevada Law subject to certain specified limitations. As permitted by Nevada Statutes, the Company may indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities originates under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Item 15. Organization Within Last Five Years.

No promoters received or expect to receive any assets, services or other consideration from Neutron. No assets will be or are expected to be acquired from any promoter on behalf of Neutron. In addition, see Certain Relationships and Related Transactions, Item 19, below.

Item 16. Description of Business.

Business Development

Neutron Enterprises, Inc. ("Neutron") was incorporated on December 28, 2000 in the state of Nevada. Neutron has never declared bankruptcy, they have never been in receivership, and they have never been involved in any legal action or proceedings what so ever. Since becoming incorporated, Neutron has not made any significant purchases or sales of assets, nor has it been involved in any mergers, acquisitions or consolidations.

Business of Issuer

Neutron plans to be a heavy equipment marketing company intending to operate exclusively as a web-based business with the address www.bigticketitemsonline.com ("Neutron website" or "website"). The Neutron website is currently not operational, however Neutron intends to have the site fully operational by the end of twelve months. Completion of the website in the next twelve months is dependent on additional financing.

The Neutron website will be a trading "Exchange" that will offer for sale pre-owned or used transportation and heavy construction equipment. The website will allow for the listing of virtually every type of transportation and heavy construction equipment available. In addition to an extensive listing of equipment for sale, the website will also provide other services that are of interest to the owners and users of heavy equipment

Those services will include: financing through banks and financial houses; third party appraisals that will provide independent valuations of items that are listed for sale; shipping and transportation services to move equipment from sellers to the buyers; and rigging and set-up services to help put the new equipment into service once the purchaser takes possession.

The site will also have many other informative and useful features including: links to trade associations, magazines and newsletters, industry information and news events, and on-line want ads.

Potential buyers and browsers on the www.bigticketitemsonline.com website will have round-the-clock access to inventory that may come from anywhere in the world. Visitors will be able to search through the numerous listings to find the piece of equipment that fits their needs. Neutron's intention is to create a virtual environment that will bring buyers and sellers together, and offer them the professional support and services necessary to successfully complete the sale transaction.

Neutron believes that the nature of the products and services being offered, and the level of knowledge and expertise of its clientele will demand a no-nonsense, practical approach to website design. Visitors to the website will be business people with very precise needs and limited time. In order to ensure a positive shopping experience, Neutron will need to design bigticketitemsonline.com to be informative, intuitive, quick and simple to use.

In addition to displaying each piece of equipment being offered for sale, the Neutron website will provide a full description of the item, along with third party appraisal and inspection reports, and information on shipping options, set-up services and rigging. Insurance and escrow services provided by third parties will also be available on the Neutron website. By using these services both buyers and sellers will have the convenience and confidence of knowing that transactions are safe and secure, and that purchase items and proceeds will be delivered and disbursed promptly as per the terms and conditions of each transaction.

The Neutron website will also include regular feature articles about specific issues of interest to bigticketitemsonline.com clientele. Topics may include financing and taxation news, trade developments, reports on the logging, construction and transportation industries, as well as trends and news in the transportation and airline industries. There will also be links to other websites containing new product development and research findings, as well as access to industry associations and trade organizations. Finally, the website will include on-line want ads and bulletin boards, where visitors will be able to ask questions, leave messages and communicate with buyers, sellers and colleagues from around the world.

Sellers utilizing the listing service will have the option of using one of two different marketing methods. They will be able to either set a fixed price for the item they are selling, or they will be able to have the item sold through the silent auction process. In either case, there are no up-front costs to the buyer or the seller. A basic commission of from 5 to 20 percent will be charged on the sale of each piece of equipment. Commission on a piece of heavy equipment sold for $5,000 or less will be 20%. As the value of the equipment increases, the commission rate decreases. Items sold for $500,000 or more will carry a sales commission of 5%. The commission structure for sale of services will follow similar principles. A final model for service commissions will be determined after consultation and negotiations with service providers during the second half of this year.

In all cases, the seller or service provider will be charged the sales commission. The commissions will be paid directly to Neutron out of the proceeds of each sale. Purchasers will be responsible for paying all transportation, insurance and set-up costs unless otherwise arranged, and sellers will be responsible for escrow charges. Since many of the buyers and sellers using the Neutron service will be knowledgeable about the market values of the equipment being offered for sale, appraisals will not be mandatory. If, however, an appraisal is ordered it will be paid for by the party requesting the service.

The highly specialized nature of each piece of equipment and the large size present certain problems that are unique to the heavy equipment industry. In many cases, there is no local market for very specialized items, and new equipment dealers are not always willing to take equipment on trade. This can make it difficult for used equipment owners to dispose of their surplus assets, and it also makes it difficult for potential buyers to locate used equipment.

Heavy equipment auctions and sales brokers solve the problem of locating equipment and putting buyers and sellers together, however, both of these options remain very expensive and time consuming, especially for buyers. Moving the equipment is expensive, and there is the added cost of traveling to and from auctions and sales lots to look for suitable equipment. Because of this, many used heavy equipment items simply never make it to the market place.

Neutron plans to develop and maintain market share by offering customers an efficient and cost-effective method for buying and selling used heavy equipment. By providing a comprehensive service and support package, Neutron believes it can deliver its products quickly, efficiently, and at a lower cost than has been traditionally available.

Currently, there are several other companies offering the same type of products and services as Neutron intends to provide. During the next year Neutron has no intention to compete directly with these pre-existing businesses for their customers.  These companies are better known and established with well developed policies, procedures, and systems; experienced staff and management; and, more substantial financial resources than Neutron.  Neutron has no special or unique plan to compete for market share against these existing on-line service providers, other than to provide the best possible service and to make the shopping experience as efficient and enjoyable as possible.

Neutron believes that the strong growth in the number of Internet subscribers and the resultant increase in e-commerce provides sufficient opportunity to build market share in this growing market-place.  The marketing plan Neutron has developed and described in this section is based on this factor as well as the traditional principles of providing good customer service and a pleasant shopping experience.

Neutron has no plans to develop new products or services. All products and services that will be offered for sale are currently available from a variety of sources. Since it is an Internet based sales agency, Neutron also has no need or plans for warehousing, storage or store facilities. All equipment being offered for sale will remain on the seller's property or in the seller's possession, until a sale has been completed. At that time, the item will be shipped directly to the buyer. Neutron's clientele will include individual or corporate buyers and sellers, heavy equipment dealers, brokers and auction houses.

All of the services that Neutron plans on providing are currently available from numerous independent contractors and other sources. Making these services available to clients will simply be a matter of listing them on the website. To date, Neutron has not entered into any contracts with service providers nor has it contacted anyone regarding future relationships. Selecting service providers will be a matter of deciding on the most appropriate supplier at the time the services are required. The most significant factors determining the selection of suitable service providers will be geographic location and availability. Neutron intends to build its base of service providers on an at-need basis. Once a service provider has been retained for a specific assignment, that provider's name will be added to our list of contacts for future use. Since we have no indication or assurance of exactly where future equipment sales will take place, we do not believe it is practical to enter into advance service supply contracts.

Since Neutron will be developing its own corporate image and identity, there will be no need to pay licensing, patent, trademark or franchise fees. Because of the nature of the operations, environmental issues are not a significant concern.

As Neutron is newly incorporated, it has not yet undertaken any research or development. Neutron currently has no employees, and does not plan on hiring employees in the next twelve months. Neutron's sole director and officer will undertake as much of the planning and development work that he can, without cost to Neutron. Any work that cannot be completed by Mr. Warman will be provided by qualified consultants.

Reports to Security Holders Neutron will voluntarily make available an annual report including audited financials on Form 10-K or Form 10-KSB to security holders. Neutron is not currently a fully reporting company, but upon effectiveness of this registration statement, will be required to file reports with the SEC pursuant to the Exchange Act.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Item 17. Plan of Operation.

The first year of operations will be a development phase, during which Neutron will be building its website, establishing relationships with various suppliers and service providers, securing equipment and facilities, testing its systems, and formulating marketing and staffing plans for the second year's operational phase.

Neutron's executive officer, Mr. Warman, has the expertise to undertake most of the planning and development for the project. Neutron has no plans to develop additional products, and will not be undertaking any product research during the first twelve months. The minimal research and development costs that Neutron will incur will be as a result of sourcing and acquiring equipment and suppliers. These costs are included in the relevant expenditure categories listed below.

Neutron has no plans to hire staff during the next twelve months. All work requiring outside expertise, such as website design, systems engineering and technical support, will be contracted to outside consultants. This will lessen the pressure for a constant flow of operating capital, and allow Neutron added flexibility in its second year of operation.

All funds required during the next twelve (12) months will be raised through equity financing, by way of private placements in accordance with Regulation D, Rule 504. Neutron plans on raising the first $150,000 during the first six (6) months, and the final $93,000 in the following six (6) months of the first year of operations. Mr. Warman, on behalf of Neutron, has not entered into any agreements or made any efforts to solicit private investors. In the event that Neutron fails to raise the necessary funding, it will reduce the level of development according to cash availability, and, if necessary, extend the development period into the second year allowing extra time to raise capital.

Expenditures

The following chart provides an overview of expenditures by major area of activity, for the twelve (12) month period upon effectiveness of this Registration Statement.

<table>

Expenditure Item	Amount
Web Site Development	$75,000
Web Server	25,000
Professional Fees	40,000
Consulting Fees	35,000
Travel & Accommodations	20,000
Advertising and Promotion	20,000
Software	15,000
ISP and Hosting Costs	5,000
Communications	5,000
Rent	3,000
Total	$243,000

</table>

Website Development: Website Development will be the most important part of the operation, and will begin immediately. It will be done on a contract basis, and will continue throughout the first year.

Web Server: Neutron will not need to purchase a web server initially, however, once the contract developer has completed the website, Neutron's services will need to be relocated to a dedicated server for testing. Neutron expects that it will purchase its own equipment and software sometime towards the end of the first year.

Professional Fees: This expenditure item covers accounting, auditing and legal costs associated with regular operations and the need to satisfy Security Exchange Commission reporting requirements.

Consulting Fees: Consulting fees refer to costs associated with retaining outside consultants to advise in matters where industry expertise is required and to provide technical support for the computer system.

Travel & Accommodation: This item refers to costs associated with the travel necessary to secure product.

Advertising & Promotion: Advertising and promotion costs encompass a number of items, such as internet banner and click-through advertising, print media advertising, promotional materials and associated meeting costs. These costs are relatively low at this time because the bulk of advertisement and promotion will take place after the first twelve months, when Neutron will enter into its operational phase.

Software: The software costs indicated above are for basic operating system and administrative software necessary for the business.

ISP & Hosting Services: Domain name registration costs, monthly hosting charges, search engine registration fees and high-speed Internet connection costs are all included under this category.

Communications: Communication costs refer to expenditures on telecommunications, postage and courier charges. They will occur on an ongoing basis throughout the year.

Rent: This item refers to office rent at $250.00 per month.

Item 18. Description of Property.

Neutron's principal place of business and corporate offices approximately 300 sq. ft. of a 3,500 sq. ft. office at 2415 Columbia Street, Suite 101, Vancouver B.C., Canada, V5Y 3E7. This office is used by Nanuk Warman, which is rented from Catalyst Media Inc. ("Catalyst"), an un-affiliated company, at $250.00 per month on a month-to-month lease. This lease became effective as of March 1, 2001.

Neutron does not do any investments in real estate or have any interests in real estate. Neutron does not invest in real estate mortgages. Neutron does not invest in Securities of or interests in persons primarily engaged in real estate activities.

Item 19. Certain Relationships and Related Transactions.

Neutron has not entered into any agreements which require disclosure to our shareholders.  Any Promoters used by the Company will not receive anything of value (including money, property, contracts, options or rights of any kind), directly or indirectly, from Neutron.  No assets will be acquired from a promoter.

Item 20. Market for Common Equity and Related Stockholder Matters.

Market for Stock.

Neutron has not applied to have its common stock listed.

Holders.

As of the filing of this registration statement, the company had one (1) shareholder of record of its common stock.

Dividends.

As of the filing of this registration statement, registrant has not paid any dividends to its shareholder. There are no restrictions which would limit the ability of Neutron to pay dividends on common equity or that are likely to do so in the future. Neutron does not intend to pay dividends to its shareholders in the foreseeable future.

Item 21. Executive Compensation.

Neutron's Executive officer does not currently receive and is not accruing any compensation.

Item 22. Financial Statements.

The following audited financial statements from date of inception, Dec. 28, 2000 to Dec. 31, 2000 of Neutron are filed herewith

Balance Sheet

Statement of loss

Statement of stockholder's equity

Statement of Cash flows.

The following unaudited financial statements for the period ending June 30, 2001, of Neutron are filed herewith:

Balance sheet

Statements of Loss

Statements of Cash Flows

NEUTRON ENTERPRISES, INC.

Audited Financial Statements

December 31, 2000

INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

A.      Financial statements

Report of independent certified public accountants

Balance sheet, December 31, 2000

Statement of loss for the period ended

December 31, 2000

Statement of stockholder's equity for the period ended

December 31, 2000

Statement of cash flows for the period ended

December 31, 2000

Notes to financial statements

B. Financial statement schedules

Schedules are omitted because of the absence of the conditions under which they are required, or because the information required by such omitted schedule is contained in the financial statements or the notes thereto.

Bateman & Co., Inc., P.C.

Certified Public Accountants

5 Briardale Court Houston, Texas 77027-2904 (713) 552-9800 FAX (713) 552-9700 www.batemanhouston.com

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To The Board of Directors and Stockholder

Of Neutron Enterprises, Inc.

We have audited the accompanying balance sheet of Neutron Enterprises, Inc. (a Nevada corporation) (a development stage enterprise) as of December 31, 2000, and the related statements of loss, stockholder's equity, and cash flows for the period from inception (December 28, 2000) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Neutron Enterprises, Inc. (a development stage enterprise) as of December 31, 2000, and the results of its operations and cash flows for the initial period then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company is not currently engaged in a business and has suffered losses from development stage activities to date, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BATEMAN & CO., INC., P.C..

Houston, Texas

January 25, 2001

Member

INTERNATIONAL ASSOCIATION OF PRACTISING ACCOUNTANTS

Offices in Principal Cities Around The World

NEUTRON ENTERPRISES, INC.

(A development stage enterprise)

Balance Sheet

December 31, 2000

<table>
ASSETS
Current assets:
Cash funds held in trust	$ 8,605
Total current assets
Total assets	$ 8,605

LIABILITIES
Current liabilities:
Note payable, related parties	$ 9,040
Total current liabilities	9,040

Total liabilities	9,040

Commitments and contingencies	-

STOCKHOLDERS' EQUITY
Common stock, $.001 par value, 100,000,000 authorized,
100,000 shares issued and outstanding	100
Capital in excess of par value	900
Deficit accumulated during the development stage	(1,435)
Total stockholders' equity	(435)
Total liabilities and stockholders' equity	$ 8,605

</table>

The accompanying notes are an integral part of these statements.

NEUTRON ENTERPRISES, INC.

(A development stage enterprise)

Statement of Loss For The Period Ended

December 31, 2000

<table>
Inception
December 28, 2000
Through
December 31,
2000

Revenues	$ -

General and administrative expenses	1,435
Total operating expenses	1,435
(Loss) before taxes	(1,435)

Provision (credit) for taxes on income:
Current	-
Deferred	-
Total provision (credit) for taxes on income	-
Net (loss)	$ (1,435)

Basic earnings (loss) per common share	$ (0.01)

Weighted average number of shares outstanding	100,000

</table>

The accompanying notes are an integral part of these statements.

NEUTRON ENTERPRISES, INC.

(A development stage enterprise)

Statement of Stockholder's Equity For The Period Ended

December 31, 2000

<table>
				Deficit
				Accumulated
			Capital in	During the
	Common Stock		Excess of	Development
	Shares	Amount	Par Value	Stage	Total
Inception, December 28, 2000	-	$ -	$ -	$ -	$ -
Stock issued for cash	100,000	100	900	-	1,000
Development stage net (loss)	-	-	-	(1,435)	(1,435)
Balances, December 31, 2000	100,000	$ 100	$ 900	$ (1,435)	$ (435)

</table>

The accompanying notes are an integral part of these statements.

NEUTRON ENTERPRISES, INC.

(A development stage enterprise)

Statement of Cash Flows For The Period Ended

December 31, 2000

<table>
Inception
December 28, 2000
Through
December 31,
2000
Cash flows from operating activities:
Net (loss)	$ (1,435)
Net cash provided (used) by operating
activities	(1,435)

Cash flows from investing activities:	-

Cash flows from financing activities:
Proceeds from sale of common stock	1,000
(Decrease) increase in note payable, related parties	9,040
Net cash provided (used) by financing activities	10,040

Net increase (decrease) in cash and equivalents	8,605

Cash and equivalents, beginning of period	-
Cash and equivalents, end of period	$ 8,605

Supplemental cash flow disclosures:
Cash paid for interest	$ -
Cash paid for income taxes	-

</table>

The accompanying notes are an integral part of these statements.

NEUTRON ENTERPRISES, INC.

(A development stage enterprise)

Notes to Financial Statements

December 31, 2000

Note 1 - Organization and summary of significant accounting policies:

Following is a summary of the Company's organization and significant accounting policies:

Organization and nature of business - Neutron Enterprises, Inc. (the Company) is a Nevada corporation incorporated on December 28, 2000. It is based in Vancouver, British Columbia, Canada.

The Company's intent is to become a marketing company that provides a trading exchange for pre-owned transportation and construction equipment. The Company's internet website is currently under construction and will be the centerpiece of its marketing operation. The website will display each piece of heavy equipment for sale, as well as offer third party appraisals and inspections, transportation insurance, and services for shipping, rigging and escrow. The site will also include links to trade associations, magazines and newsletters, industry information and on-line want ads. Customers will be able to place their orders via the internet in a secured e-commerce connection. The Company expects to market to a global customer base.

To date, the Company's activities have been limited to its formation and the raising of equity capital. In its current development stage, management anticipates incurring substantial additional losses as it implements its business plan.

Basis of presentation - The accounting and reporting policies of the Company conform to generally accepted accounting principles applicable to development stage enterprises.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and concentrations in products and markets which could affect the financial statements and future operations of the Company.

Cash and cash equivalents - For purposes of the statement of cash flows, the Company considers all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

Fair value of financial instruments and derivative financial instruments - The Company has adopted Statement of Financial Accounting Standards number 119, Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments. The carrying amounts of cash, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of its foreign exchange, commodity price or interest rate market risks.

NEUTRON ENTERPRISES, INC.

(A development stage enterprise)

Notes to Financial Statements

December 31, 2000

Federal income taxes - Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with Statement of Financial Accounting Standards number 109 Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

Net income per share of common stock - The Company has adopted FASB Statement Number 128, Earnings per Share, which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. The Company did not have a complex capital structure requiring the computation of diluted earnings per share.

Note 2 - Capital stock:

Since its inception, the Company has issued shares of its common stock as follows:

Date	Description	Shares	Price Per Share	Amount

12/28/00	Shares issued for cash	100,000	$0.01	$1,000

Note 3 - Cash funds held in trust:

At December 31, 2000, the company did not have a bank account because it had not yet obtained a federal tax identification number. Therefore, its cash was held in trust by the company's attorney pending the opening of a bank account. These funds were considered cash equivalents.

Note 4 - Federal income tax:

The Company follows Statement of Financial Accounting Standards Number 109 (SFAS 109), Accounting for Income Taxes. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

NEUTRON ENTERPRISES, INC.

(A development stage enterprise)

Notes to Financial Statements

December 31, 2000

The provision for refundable Federal income tax consists of the following:

2000
Refundable Federal income tax attributable to:
Current operations	$(500)
Less, Limitation due to absence of prior year taxable income	500
Net refundable amount	-

The cumulative tax effect at the expected rate of 34% of significant items comprising the Company's net deferred tax amounts as of December 31, 2000 are as follows:

2000
Deferred tax asset attributable to:
Net operating loss carryover	$(500)
Less, Valuation allowance	500
Net deferred tax asset	-

At December 31, 2000, the Company had unused net operating loss carryovers which may be used to offset future taxable income and which expire as follows:

Expires December 31,	Amount
2015	$ 1,435
Total net operating loss carryover	$ 1,435

Note 5 - Related party transactions:

As of December 31, 2000, the Company is obligated to an officer/shareholder on a non-interest bearing promissory note due October 30, 2001, with a balance of $9,040.

Note 6 - Uncertainty, going concern:

At December 31, 2000, the Company was not currently engaged in a business and had suffered losses from development stage activities to date. Although management is currently attempting to implement its business plan (see Note 1 above) and is seeking additional sources of equity or debt financing, there is no assurance these activities will be successful. Accordingly, the Company must rely on its officers and directors to perform essential functions without compensation until a business operation can be commenced. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 7 - New accounting pronouncements:

NEUTRON ENTERPRISES, INC.

(A development stage enterprise)

Notes to Financial Statements

December 31, 2000

In March 2000, the Emerging Issues Task Force reached a consensus on Issue No. 00-2, Accounting for Website Development Costs, ("EITF Issue No. 00-2") to be applicable to all website development costs incurred for the quarter beginning after June 30, 2000. The consensus states that for specific website development costs, the accounting should be based generally on AICPA Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Under SOP 98-1, development costs are capitalized and amortized to income over the estimated useful life of the website. The Company did not incur any website development costs during the period ended December 31, 2000.

The following recent accounting pronouncements:

  FASB Statements

  Number 133, Accounting for Derivative Instruments and Hedging Activities,

  Number 134, Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise,
  Number 135, Recission of FASB Statement No. 75 and Technical Corrections,
  Number 136, Transfers of Assets to a Not-for-Profit Organization or Charitable Trust That Raises or Holds Contributions for Others,
  Number 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133,
  Number 138, Accounting for Certain Dervative Instruments and Certain Hedging Activities - an amendment of FASB Statement No. 133,
  Number 139, Recission of FASB Statement No. 53 and amendments to FASB Statements No. 63, 89 and 121, and
  Number 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - a Replacement of FASB Statement No. 125,

  and FASB Interpretaions

  Number 43, Real Estate Sales, and

  Number 44, Accounting for Certain Transactions Involving Stock Compensation - an Interpretation of APB Opinion No. 25,

are not currently expected to have a material effect on the Company's financial Statements.

NEUTRON ENTERPRISES, INC.

Unaudited Financial Statements

June 30, 2001

NEUTRON ENTERPRISES, INC.

(A development stage enterprise)

Balance Sheet

June 30, 2001

(Unaudited)

ASSETS
Current assets:
Cash	131
Prepaid expenses	1,500
Total current assets	1,631

Office and computer equipment, net
of accumulated depreciation of $12	244

Total assets	1,875

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	3,545
Note payable, related parties	14,296
Total current liabilities	17,841

Total liabilities	17,841

Commitments and contingencies

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $.001 par value, 100,000,000 authorized,
100,000 shares issued and outstanding	100
Capital in excess of par value	900
Deficit accumulated during the development stage	(16,966)
Total stockholders' equity (deficit)	(15,966)
Total liabilities and stockholders' equity	1,875

The accompanying notes are an integral part of these statements.

NEUTRON ENTERPRISES, INC.

(A development stage enterprise)

Statements of Loss For The Periods Ended

June 30, 2001

(Unaudited)

	Inception
	December 28, 2000	Six Months	Quarter
	Through	Ended	Ended
	June 30,	June 30,	June 30,
	2001	2001	2001

Revenues

General and administrative expenses:
Legal and professional fees	15,905	14,470	6,832
Other administrative expenses	1,061	1,061	811
Total operating expenses	16,966	15,531	7,643
(Loss) before taxes	(16,966)	(15,531)	(7,643)

Provision (credit) for taxes on income:
Current
Deferred
Total provision (credit) for taxes on income
Net (loss)	(16,966)	(15,531)	(7,643)

Basic earnings (loss) per common share	(0.17)	(0.16)	(0.08)

Weighted average number of shares outstanding	100,000	100,000	100,000

The accompanying notes are an integral part of these statements.

NEUTRON ENTERPRISES, INC.

(A development stage enterprise)

Statements of Cash Flows For The Periods Ended

June 30, 2001

(Unaudited)

	Inception
	December 28, 2000	Six months	Quarter
	Through	Ended	Ended
	June 30,	June 30,	June 30,
	2001	2001	2001
Cash flows from operating activities:
Net (loss)	(16,966)	(15,531)	(7,643)

Adjustments to reconcile net (loss) to cash
provided (used) by development stage activities:
Depreciation	12	12	12
Changes in current assets and liabilities:
Decrease (increase) in prepaid expenses	(1,500)	(1,500)	-
(Decrease) increase in accounts payable and accrued expenses	3,545	3,545	375
Net cash flows from operating activities	(14,909)	(13,474)	(7,256)

Cash flows from investing activities:
Purchase of equipment	(256)	(256)	(256)
Net cash flows from investing activities	(256)	(256)	(256)

Cash flows from financing activities:
Proceeds from sale of common stock	1,000	-	-
(Decrease) increase in note payable, related parties	14,296	5,256	5,256
Net cash flows from financing activities	<15,296	5,256	5,256

Net increase (decrease) in cash and equivalents	131	(8,474)	(2,256)

Cash and equivalents, beginning of period	-	8,605	2,387
Cash and equivalents, end of period	< 131	yes"> 131	131

Supplemental cash flow disclosures:
Cash paid for interest	-	$ -	-
Cash paid for income taxes	-	-	-

The accompanying notes are an integral part of these statements.

NEUTRON ENTERPRISES, INC.

(A development stage enterprise)

Notes to Unaudited Financial Statements

June 30, 2001

(Unaudited)

The accompanying unaudited interim financial statements include all adjustments which in the opinion of management are necessary in order to make the accompanying financial statements not misleading, and are of a normal recurring nature. However, the accompanying unaudited financial statements do not include all of the information and footnotes necessary for a complete presentation of financial position, results of operations, cash flows and stockholders' equity in conformity with generally accepted accounting principles. Except as disclosed herein, there has been no material change in the information disclosed in the notes to the financial statements included in Neutron Enterprises, Inc.'s Form SB-2 as of the period ended December 31, 2000. Operating results for the six months ended June 30, 2001, are not necessarily indicative of the results that can be expected for the year ended December 31, 2001.

Note 1 - Capital stock:

Since its inception, the Company has issued shares of its common stock as follows:

Date	Description	Shares	Price Per Share	Amount

12/28/00	Shares issued for cash	100,000	$0.01	$1,000

Note 2 - Cash funds held in trust:

At December 31, 2000, the company did not have a bank account because it had not yet obtained a federal tax identification number. Therefore, its cash was held in trust by the company's attorney pending the opening of a bank account. These funds were considered cash equivalents at December 31, 2000. As of June 30, 2001, the Company had opened a bank account.

Note 3 - Federal income tax:

The Company follows Statement of Financial Accounting Standards Number 109 (SFAS 109), Accounting for Income Taxes. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The provision for refundable Federal income tax consists of the following:
Six Months Ended June 30, 2001
Refundable Federal income tax attributable to:
Current operations	$(5,300)
Less, Limitation due to absence of prior year taxable income	5,300
Net refundable amount	-

NEUTRON ENTERPRISES, INC.

(A development stage enterprise)

Notes to Unaudited Financial Statements

June 30, 2001

(Unaudited)

The cumulative tax effect at the expected rate of 34% of significant items comprising the Company's net deferred tax amounts as of June 30, 2001 are as follows:
June 30, 2001
Deferred tax asset attributable to:
Net operating loss carryover	$(5,800)
Less, Valuation allowance	5,800
Net deferred tax asset	-

At December 31, 2000, the Company had unused net operating loss carryovers which may be used to offset future taxable income and which expire as follows:

Expires December 31,	Amount
2020	$ 1,435
Total net operating loss carryover	$ 1,435

Note 4 - Related party transactions:

As of June 30, 2001, the Company is obligated to an officer/shareholder on a non-interest bearing promissory note due October 30, 2001, with a balance of $14,296.

Note 5 - Commitments:

The Company's principal place of business and corporate offices occupy approximately 300 square feet of shared office space with other businesses. The company leases this space at $250 per month on a month to month lease. Rental expense was $1,000 for the period from inception through June 30, 2001, and $750 for the quarter ended June 30, 2001.

Note 6 - Office and computer equipment:

Office and computer equipment are stated at cost less accumulated depreciation computed principally on the double declining balance method over the estimated useful lives of the assets. Estimated lives of depreciable assets are seven years. Depreciation expense totaled $12 for the quarter ended June 30, 2001, for the six months ended June 30, 2001, and for the period from inception through June 30, 2001.

Note 7 - Uncertainty, going concern:

At June 30, 2001, the Company was not currently engaged in a business and had suffered losses from development stage activities to date. Although management is currently attempting to implement its business plan (see Note 1 in the December 31, 2000 audited financial statements included in the Company's Form SB-2) and is seeking additional sources of equity or debt financing, there is no assurance these activities will be successful. Accordingly, the Company must rely on its officers and directors to perform essential functions without compensation until a business operation can be commenced. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Item 23. Changes in and Disagreements with Accountants on Accounting and Financial Disclosures.

None, not applicable.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Nevada law provides liberal indemnification of officers and directors of Nevada corporations.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any officer, Director, employee, or agent, who is, was, or is threatened to be made a party to any action, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was an officer, director, employee, or agent, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action, he had no reasonable cause to believe that his conduct was unlawful. In the case in which a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of such action, the corporation must indemnify him for expenses, including attorneys fees, actually and reasonably incurred by him. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors and controlling persons of the issuer, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the law and is, therefore, unenforceable. In the event a demand for indemnification is made, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the law and will be governed by the final adjudication of such issue.

Article Five of the By-Laws of Neutron provides for the mandatory indemnification and reimbursement of any director or officer against expenses actually and necessarily incurred by them in connection with the defense of an action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of the corporation, except in relation to matters as to which any such director or officer shall be adjudged to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law, agreement, vote of shareholders or otherwise.

Item 25. Other Expenses of Issuance and Distribution.

Neutron has or will expend $10,000 for attorney and accountant fees in relation to this registration statement.

Item 26. Recent Sales of Unregistered Securities.

Neutron has not sold any securities within the past three years without registering the securities under the Securities Act of 1933. Neutron has not sold any securities in the past three years with the exception to the sale of stock to Mr. Warman.

Mr. Warman purchased 100,000 shares of common stock from Neutron on December 29, 2000 for $1,000. The shares were issued as a private placement. No underwriters were used, and no commissions or other remuneration was paid except to Neutron. The securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933. Mr. Warman continues to be subject to Rule 144 of the Securities Act of 1933.

Item 27. Exhibits.



3(i)	Articles of Incorporation.	Included
(ii)	Bylaws.	Included
(5)	Opinion re: Legality.	Included
(15)	Letter on unaudited interim financial information.	Included
(23)	Consents of experts and counsel.	Included



Item 28. Undertakings.

Neutron hereby undertakes the following:

(1) For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 24 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on ____________________.

NEUTRON ENTERPRISES, INC.

________________________________

Nanuk Warman, President, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

________________________________

Nanuk Warman

President, Secretary/Treasurer, Director